UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):     June 7, 2005

BIOSOURCE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-26670	77-0340829

(State or Other sJurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

542 Flynn Road, Camarillo, California	93012

(Address of Principal Executive Offices)	(Zip Code)

     (805) 987-0086
(Registrant’s Telephone Number, Including Area Code)

     Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 7, 2005, BioSource International, Inc. (the “Company”) entered into a severance agreement with each of its executive officers: Terrance J. Bieker, President and Chief Executive Officer, Alan I. Edrick, Executive Vice President and Chief Financial Officer, and Kevin J. Reagan, Ph.D., Executive Vice President of Technical Operations. A copy of each severance agreement is attached hereto as Exhibit 99.1, 99.2 and 99.3 (the “Severance Agreements”).

The Severance Agreements provide the executive with certain severance payments and benefits in the event that his employment is terminated under certain circumstances. Under the terms of the Severance Agreements, if the executive’s employment is terminated by the Company without “cause” (as defined in the Severance Agreements) or if the executive resigns for “good reason” (as defined in the Severance Agreements) within 12 months after a change of control of the Company, the executive shall be entitled to receive the following severance payments and benefits: (1) cash benefit equal to the sum of the aggregate value of the executive’s incentive compensation awards contemplated for 100% achievement of performance criteria under the Management Inventive Plan for the year in which such termination occurs, provided that the executive completed at least three months of employment with the Company during the then-current year; (2) continuation of life, accident and health insurance benefits to the executive and the executive’s family members until the 12th calendar month after the executive’s termination of employment for Mr. Edrick and Dr. Reagan and until the 18th calendar month after the executive’s termination of employment for Mr. Bieker; and (3) any payments or benefits provided under the terms of any plan, policy or program of the Company, other than any severance plan, policy or program.

Furthermore, if the employment of Mr. Bieker is terminated by the Company without “cause” or if he resigns for “good reason” within 12 months after a change of control of the Company, Mr. Bieker shall be entitled to receive (1) one-and-a-half times his annual base salary in effect when his employment ends; and (2) one-and-a-half times the amounts scheduled to be paid to Mr. Bieker for 100% performance under the Company’s Management Incentive Plan in effect immediately prior to his resignation for good reason or change of control of the Company. If the employment of Mr. Edrick or Dr. Reagan is terminated by the Company without “cause” or if such executive resigns for “good reason” within 12 months after a change of control of the Company, such executive shall be entitled to receive (1) cash benefit equal to one times the executive’s annual base salary in effect when such executive’s employment ends; and (2) cash benefit equal to one times the amounts scheduled to be paid to the executive for 100% performance under the Company’s Management Incentive Plan in effect immediately prior to the resignation by the executive for good reason or the change of control of the Company. The Severance Agreement for Mr. Edrick also provides that he shall receive any remaining unpaid “Sign-On Bonus” (as defined in Mr. Edrick’s Employment Agreement dated as of May 6, 2004) in a lump-sum payment if his employment is terminated by the Company without “cause” or if such executive resigns for “good reason” within 12 months after a change of control of the Company.

As a condition to receiving severance payments and benefits pursuant to the Severance Agreements, the executive must (1) execute a General Release of Claims in favor of the Company; and (2) comply with the executive’s obligations to the Company under the nondisclosure and noncompetition provisions of the executive’s employment agreement.

The Severance Agreement has a two year term.

The foregoing description of the Severance Agreements do not purport to be complete and is qualified in its entirety by reference to the agreements filed as Exhibit 99.1, 99.2 and 99.3 to this report and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1	Executive Severance Agreement for Terrance J. Bieker

Exhibit 99.2	Executive Severance Agreement for Alan I. Edrick

Exhibit 99.3	Executive Severance Agreement for Kevin J. Reagan, Ph.D.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

BIOSOURCE INTERNATIONAL, INC.
Date: June 13, 2005	By:	/s/ Alan I. Edrick
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Executive Severance Agreement for Terrance J. Bieker

Exhibit 99.2	Executive Severance Agreement for Alan I. Edrick

Exhibit 99.3	Executive Severance Agreement for Kevin J. Reagan, Ph.D.